Exhibit 15.1

November 13, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We are aware that our report dated November 10, 2006 on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the "Company") for the nine month periods ended September 30, 2006 and September 30, 2005 is included in the Company's Registration Statement on Form S-1 filed November 13, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey